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                                                                    Exhibit 99.2

                                       G&L
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                                   REALTY CORP
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                                      NEWS
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RELEASE:                                        CONTACT:
Immediate                                       David Hamer 310-273-9930
                                                E-mail: dhamer@glrealty.com

              G&L REALTY CORP. ANNOUNCES COMPLETION OF MERGER WITH
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                 COMPANY OWNED BY MESSRS. GOTTLIEB AND LEBOWITZ
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BEVERLY HILLS, California, October 29, 200l. G&L Realty Corp. (NYSE: GLR)
announced today that the Company completed the merger of the Company with a new company owned by Daniel M. Gottlieb and Steven D. Lebowitz. Under the terms of the merger agreement, as amended, each share of G&L Realty Corp. common stock, other than certain shares held by Daniel M. Gottlieb and Steven D. Lebowitz, has been converted into the right to receive $13 in cash. As a result of the merger, G&L Realty Corp. common stock will no longer be listed on the New York Stock Exchange.

Founded in 1976, G&L Realty Corp. is a growth-oriented health care real estate investment trust with four major areas of operation: the Medical Office Building Division, the Skilled Nursing Facility Division, the Assisted Living Facility Division and the Senior Care Lending Division.

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                                G&L Realty Corp.
                             Corporate Headquarters;
             439 North Bedford Drive, Beverly Hills, California 90210
                       Tel: 310-273-9930 Fax: 310-248-2222